Exhibit 99.2

RETIREMENT AGREEMENT
THIS RETIREMENT AGREEMENT (the “Agreement”) is entered into as of January 11, 2016 to be effective on the Effective Date set forth in Section 1 and is by and between The Finish Line, Inc. (the “Company”) and Glenn S. Lyon (“Executive”).
WHEREAS, Executive is currently employed by the Company as its Chief Executive Officer and is a party to that certain Amended and Restated Employment Agreement between the Company and Executive dated December 31, 2008 as amended by Amendment Number One to Amended and Restated Employment Agreement dated February 25, 2010 and Amendment Number Two to Amended and Restated Employment Agreement dated February 28, 2011 (collectively, as amended, the “Employment Agreement”);
WHEREAS, Executive is retirement age and has expressed his desire to reduce his authority and responsibilities and then to retire from the Company;
WHEREAS, the Company desires to have Executive continue to work for the Company in a senior management role until his retirement; and
WHEREAS, Executive and the Company have agreed to enter into this Agreement to, among other things, terminate the Employment Agreement and provide for the terms and conditions of Executive’s continued employment until his retirement;
NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the receipt of which is mutually acknowledged, the Company and Executive agree as follows:

1.
Effective Date and Retirement Date. Executive and the Company agree that if Executive is employed by the Company on February 28, 2016 (the “Effective Date”), then the Employment Agreement is automatically terminated and of no further force and effect on the Effective Date and this Agreement is effective as of the Effective Date. Executive’s employment hereunder may be terminated by either party at any time and for any or no reason and Section 8 shall exclusively govern Executive’s rights upon termination of employment with the Company and its affiliates. If Executive’s employment is not terminated prior to December 31, 2016 (the “Retirement Date”), then Executive’s employment shall terminate on the Retirement Date and on the Retirement Date Executive shall receive a lump sum payment of $86,000 (the “Medical Payment”) and shall have no further rights to any other compensation or benefits other than the Accrued Rights (as defined below).

2.
Continued Employment Term. Beginning on the Effective Date, the Company hereby agrees to continue to employ Executive, and Executive hereby accepts such employment with the Company, in each case, on the terms and subject to the conditions set forth in this Agreement. Subject to this Agreement, Executive shall be employed by the Company until the Retirement Date on the terms and subject to the conditions set forth in this Agreement. On the date of termination of employment, for any reason or no reason, this Agreement shall terminate and expire and be of no further force and effect; provided, however, the provisions of Sections 9 through 11 shall survive any termination or expiration of this Agreement.

3.
Position. While employed by the Company hereunder, Executive shall serve as the Company’s Executive Chairman. In such position, Executive shall have such duties and authority as shall be determined from time to time by the Company’s board of directors (the “Board”), and shall report to the Board. While employed by the Company hereunder, Executive will devote his full business time and best efforts to the performance of Executive’s assigned duties and responsibilities and will not engage in any other business, profession or occupation for compensation or otherwise which would conflict or interfere with the rendition of such services to the Company either directly or indirectly, without the prior written consent of the Board, which consent will not be unreasonably withheld or delayed.

4.	Base Salary. As compensation for services rendered to the Company, the Company shall pay Executive a base salary at the annual rate of $990,000.00 (the “Base Salary”).

5.
Bonus. Executive shall be eligible to participate in the Executive Officer Bonus Plan for fiscal year 2017 established by the Board, with a target equal to 120% of base salary and with any payment prorated and adjusted based on time employed, and salary paid during such time employed, as the Chief Executive Officer and as Executive Chairman, as determined by the Board. Executive shall not be eligible to participate in any long term incentive bonus compensation programs or arrangements; provided, however, during employment Executive shall continue participation in the Executive Officer Long Term Incentive Bonus plan for fiscal years 2015, 2016 and 2017 and the Executive Officer Long Term Incentive

Bonus plan for fiscal years 2016, 2017 and 2018, with any payment prorated and adjusted based on time employed, and salary paid during such time employed, as the Chief Executive Officer in accordance with the Employment Agreement and as Executive Chairman in accordance with this Agreement, as equitably determined by the Board.

6.
Equity Awards. Executive and the Company agree that Executive shall be granted, in fiscal year 2017, if Executive is employed on the grant date and subject to and pursuant to the terms of an award agreement provided by the Company, an equity grant with a value (as determined by the Board) of 2.5 times Executive’s base salary and prorated based on time employed and salary paid during fiscal year 2017, comprised of 50% time based restricted stock awards and 50% stock options. Executive and the Company agree that all of Executive’s stock options, restricted stock and other equity based awards which are not vested as of the Effective Date shall continue to be subject to the same vesting requirements as currently in effect, which the parties acknowledge that pursuant to the terms of the applicable award agreements if Executive’s employment continues until the Retirement Date, at which time Executive meets the requirements to be retired under the terms of the applicable award agreements, then only options and time based restricted stock awards shall vest.

7.
Executive Benefits and Business Expenses. While employed by the Company hereunder, (a) Executive shall be entitled to participate in the Company’s employee benefit plans as in effect from time to time, on the same basis as those benefits are generally made available to other peer executives of the Company, (b) reasonable business expenses (including travel expenses) incurred by Executive in the performance of Executive’s duties hereunder shall be reimbursed by the Company in accordance with Company policies, and (c) Executive shall continue to be provided an automobile allowance (with an annual value of $14,400), reimbursed for club dues (with an annual value of $5,400) and provided use of the Company airplane (for personal use by Executive, without any obligation to reimburse the Company for such use) for up to 15 hours annually.

8.	Termination.

(a)	By the Company For Cause or By Executive Resignation without Good Reason.

(i)
Executive’s employment hereunder may be terminated by the Company for Cause (as defined in the Employment Agreement) at any time upon delivery of advance written notice to Executive. Executive’s employment hereunder shall terminate automatically upon Executive’s resignation without Good Reason (as defined in the Employment Agreement); provided that Executive will be required to give the Company at least 30 days advance written notice of a resignation without Good Reason.

(ii)
If Executive’s employment is terminated by the Company for Cause, or if Executive resigns without Good Reason, Executive shall be entitled to receive: (A) the Base Salary through the date of termination (including payment for any accrued but unused vacation time); (B) any earned but unpaid portion of Executive’s annual performance bonus (if any) for the year preceding the year in which such termination occurs; (C) reimbursement for any unreimbursed business expenses properly incurred by Executive in accordance with Company policy prior to the date of Executive’s termination; and (D) such employee benefits, if any, as to which Executive may be entitled under the employee benefit plans of the Company according to their terms (the amounts described in clauses (A) through (D) hereof, reduced by any amounts owed by Executive to the Company, being referred to as the “Accrued Rights”).

Following such termination of Executive’s employment by the Company for Cause or resignation without Good Reason by Executive, except as provided in Section 8(a)(ii), Executive shall have no further rights to any compensation or any other benefits.

(b)	Disability or Death.

(i)
Executive’s employment hereunder shall terminate upon Executive’s death and may be terminated by the Company if Executive has (in the good faith judgment of the Board) a Disability (as defined in the Employment Agreement).

(ii)
Upon termination of Executive’s employment hereunder for either Disability or death, Executive or Executive’s estate (as the case may be) shall be entitled to receive (A) the Accrued Rights and (B) if Executive was eligible to receive one or more cash bonuses for the fiscal year during which Executive’s employment is terminated as a result of death or Disability, an amount equal to a pro-rated portion (based on the number of days in the year of termination during which Executive was employed and/or the salary paid during such period) of the annual cash bonus and any other cash bonus Executive would have received for the year of termination had he remained employed through the entire year (based on the Company’s actual performance for the year of termination) (collectively, the “Pro-Rated Bonus”), payable when bonuses are generally paid to the Company’s executives for the year of termination but no later than two and one half months after the end of the year in which the cash bonus was earned.
Following Executive’s termination of employment due to death or Disability, except as set forth in Section 8(b)(ii), Executive shall have no further rights to any compensation or any other benefits.

(c)	By the Company Without Cause and Resignation of Executive with Good Reason.

(i)	Executive’s employment hereunder may be terminated by the Company at any time without Cause (other than by reason of death or Disability) or by Executive at any time for Good Reason.

(ii)
If Executive’s employment is terminated by the Company without Cause (other than by reason of death or Disability) or by Executive for Good Reason, Executive shall be entitled to receive (A) the Accrued Rights and (B) if Executive signs the attached Release Agreement and the Release Agreement becomes non-revocable, both within sixty (60) days after the date of termination of employment, then (1) the Company shall continue to pay Executive his base salary through the Retirement Date, (2) the Company shall pay Executive any Pro-Rated Bonus, (3) all options and time based restricted stock shall vest, and (4) Executive shall receive the Medical Payment, with all of (1), (2), (3) and (4) beginning, being paid or becoming effective sixty (60) days after the date of termination of employment.

Following Executive’s termination of employment by the Company without Cause (other than by reason of Executive’s death or Disability) or by Executive’s resignation for Good Reason, except as set forth in Section 8(c)(ii), Executive shall have no further rights to any compensation or any other benefits.

(d)	Effect of Section 409A of the Code.

(i)
For purposes of this Agreement, to the extent a payment is deferred compensation under Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”), a termination of employment shall mean a separation from service as defined in The Finish Line, Inc. Non-Qualified Deferred Compensation Plan (Amended and Restated Effective January 1, 2012), as amended.

(ii)
Notwithstanding anything to the contrary in this Agreement, if the Company determines (A) that on the date Executive’s employment with the Company terminates or at such other time that the Company determines to be relevant, Executive is a “specified employee” (as such term is defined under Section 409A) of the Company and (B) that any payments to be provided to Executive pursuant to this Agreement are or may become subject to the additional tax under Section 409A(a)(1)(B) of the Code or any other taxes or penalties imposed under Section 409A of the Code (“Section 409A Taxes”) if provided at the time otherwise required under this Agreement then (1) such payments shall be delayed until the date that is six months after date of Executive’s “separation from service” with the Company, or such shorter period that, as determined by the Company, is sufficient to avoid the imposition of Section 409A Taxes (the “Payment Delay Period”) and (2) such payments shall be increased by an amount equal to interest on such payments for the Payment Delay Period at a rate equal to the prime rate in effect as of the date the payment was first due plus one point (for this purpose, the prime rate will be based on the rate published from time to time in The Wall Street Journal).

(iii)
With respect to any provision that provides for reimbursement of costs or expenses or in kind benefits, such provision shall be interpreted in accordance with Treas. Reg. § 1.409A-3(i)(1)(iv). With respect to any provision that provides for reimbursement of medical expenses, such provision shall be interpreted in accordance with Treas. Reg. § 1.409A-1(b)(9)(v)(A).

(iv)
Although the Company will use its reasonable efforts to avoid the imposition of taxation, interest and penalties under Section 409A, the tax treatment of the benefits provided under this Agreement is not warranted or guaranteed. Neither the Company, its affiliates nor their respective directors, officers, employees or advisers shall be held liable for any taxes, interest, penalties or other monetary amounts owed by Executive (or any other individual claiming a benefit through Executive) as a result of this Agreement.

(v)
To the extent there is a Section 409A issue that can be resolved through participation in a voluntary corrections program maintained by the Internal Revenue Service, the Company will reasonably cooperate with Executive to comply with the requirements of such program, provided Executive gives timely notice to the Company if Executive receives any communications from the Internal Revenue Service or otherwise indicating that a Section 409A issue has arisen and Executive pays all fees, expenses and penalties associated therewith.

(e)
Notice of Termination. Any termination of employment by the Company for Cause or by Executive for resignation for Good Reason shall be communicated by written Notice of Termination (as hereinafter defined) in accordance with Section 11(h) hereof. For purposes of this Agreement, a “Notice of Termination” shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and, to the extent applicable, shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of employment under the provision so indicated.

(f)
Board/Committee Resignation. Upon termination of Executive’s employment for any reason, Executive agrees that Executive shall automatically be deemed to have resigned, as of the date of such termination, from the Board (and any committees thereof) and the board of directors or similar governing body (and any committees thereof) of any of the Company’s affiliates, and any position in which Executive is acting on behalf of or as a representative of the Company (such as a trustee or administrative committee member with respect to a tax-qualified retirement plan); provided, however, upon termination of Executive’s employment on the Retirement Date the Board may allow Executive to continue on the Board of the Company.

9.
Restrictive Covenants. Notwithstanding anything herein to the contrary, Executive and the Company agree that Sections 8, 9 and 10 of the Employment Agreement shall continue in full force and effect and be incorporated herein as if set forth herein. Executive and the Company agree, that if this Agreement becomes effective then as of the Effective Date the definition of “Restricted Period” is hereby amended and restated to read “For purposes of this Agreement, “Restricted Period” shall mean the period commencing on the date of termination of Executive’s employment for any reason or no reason and ending 12 months following the termination date of Executive’s employment with the Company.”

10.	Release.

(a)
Throughout this Section 10 of this Agreement, the term “the Company” shall encompass the following: (i) the Company, as well as any division thereof, parent, subsidiary, affiliated entity, or related entity; and (ii) any current or former officer, director, trustee, agent, employee, shareholder, representative, insurer, or employee benefit or welfare program or plan (including administrators, trustees, fiduciaries, and insurers of such program or plan) of an entity referenced in or encompassed by Section 10(a)(i).

(b)
In consideration for the this Agreement, Executive (for Executive and Executive’s agents, assigns, heirs, executors, and administrators) hereby releases and discharges the Company from any claim, demand, action, or cause of action, known or unknown, which arose at any time from the beginning of time to the date Executive executes this Agreement, and waives all claims relating to, arising out of, or in any way connected with Executive’s employment with the Company including, without limitation, any claim, demand, action, cause of action, including money damages and claims for attorneys’ fees, based on but not limited to: (i) the Age Discrimination in Employment Act of 1967, as amended (“ADEA”), 29 U.S.C. § 621, et seq; (ii) the Americans with Disabilities Act of 1990, 42 U.S.C. § 12101, et seq.; (iii) the Rehabilitation Act of 1973, as amended, 29 U.S.C. § 701, et seq.; (iv) the Family and Medical Leave Act of 1993, 29 U.S.C. § 2601, et seq.; (v) the Civil Rights Act of 1866 and 1964, as amended, 42 U.S.C. § 1981; (vi) Executive Retirement Security Act, 29 U.S.C. § 1001, et seq.; (vii) Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. § 2000(e), et seq.; (viii) the Fair Credit Reporting Act, 15 U.S.C. § 1681, et seq.; (ix) the Worker Adjustment and Retraining Notification Act, 29 U.S.C. § 2101, et seq.; (x) the Indiana Civil Rights Law, Ind. Code § 22-9-1-1, et seq.; (xi) the Indiana Wage Payment Statute, Ind. Code § 22-2-4-1, et seq.; and any Indiana wage law; (xii) any existing or potential entitlement under any the Company program or plan, including wages or other paid leave; (xiii) any existing or potential agreement, contract, representation, policy, procedure, or statement (whether any of the foregoing are express or implied, oral or written); (xiv) claims arising under any other federal, state and local fair employment practices law, disability benefits law, and any other employee or labor relations statute, executive order, law or ordinance, and any duty or other employment-related obligation, claims arising from any other type of statute, executive order, law or ordinance, claims arising from contract or public policy, as well as tort, tortious cause of conduct, breach of contract, intentional infliction of emotional distress, negligence, discrimination, harassment, and retaliation, together with all claims for monetary and equitable relief, punitive and compensatory relief and attorneys’ fees and costs; (xv) the Indiana Constitution; and/or (xvi) the United States Constitution.

(c)
Executive understands and agrees that Executive is releasing the Company from any and all claims by which Executive is giving up the opportunity to recover any compensation, damages, or any other form of relief in any proceeding brought by Executive or on Executive’s behalf. Notwithstanding the foregoing, this Agreement is not intended to operate as a waiver of any retirement or pension benefits that are vested, the eligibility and entitlement to which shall be governed by the terms of the applicable plan. Nor shall this Agreement operate to waive or bar any claim or right which -- by express or unequivocal terms of law -- may not under any circumstances be waived or barred. Moreover, this Agreement shall not operate to waive rights, causes of action or claims under the ADEA if those rights, causes of action or claims arise after the date Executive signs this Agreement. Nor shall this Agreement preclude Executive from challenging the validity of this Agreement under the ADEA.

(d)
Executive states under penalties of perjury that - at the time Executive executes this Agreement - Executive is not aware of any facts or incidents of wrongdoing, liability, or discrimination by the Company from the beginning of time up to the date Executive signs the Agreement.  The parties further understand that this Agreement creates no precedent for the Company in dealing with any future retirement.

(e)
Except for those claims, causes of action or rights explicitly excluded from release in Section 10(b) above, Executive agrees that Executive will never file or accept anything of value from a lawsuit concerning any claim, issue, or matter relating to or arising out of employment with the Company, the cessation of employment, or the compensation or benefits payable in connection with employment or termination of employment. Should Executive violate any aspect of this Section 10(e), Executive agrees: (i) that the lawsuit is null and void, and must be summarily withdrawn and/or dismissed; (ii) to pay all costs, expenses, and damages incurred by the Company in responding to or as a result of any lawsuit brought by Executive that breaches this Agreement, including, without limitation, reasonable attorneys’ fees; and (iii) to pay all costs and expenses incurred by the Company in seeking enforcement of this Agreement, including reasonable attorneys’ fees.

(f)	Knowledge and Understanding. Executive acknowledges that, in accordance with the ADEA, Executive:

(i)	has been, and is hereby, advised to consult with an attorney prior to executing this Agreement and has had the opportunity to do so;

(ii)
has been given a period of twenty-one (21) days within which to consider this Agreement, which allows Executive to make a knowing, voluntary, and fully informed choice about whether to sign this Agreement;

(iii)	has availed Executive of all opportunities Executive deems necessary to make a voluntary, knowing, and fully informed decision; and

(iv)	is fully aware of Executive’s rights, and has carefully read and fully understands all provisions of this Agreement before signing.

11.	Miscellaneous.

(a)
Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Indiana, without regard to conflicts of laws principles thereof. Any and all disputes between the parties which may arise pursuant to this Agreement will be heard and determined before an appropriate federal court in the Southern District of Indiana, or, if not maintainable therein, then in an appropriate Indiana state court in Marion County, Indiana. The parties acknowledge that such courts have jurisdiction to interpret and enforce the provisions of this Agreement, and the parties consent to, and waive any and all objections that they may have as to, personal jurisdiction and/or venue in such courts.

(b)
Entire Agreement/Amendments. This Agreement, along with the Employment Agreement, contains the entire understanding of the parties with respect to the employment of Executive by the Company. Executive acknowledges and agrees that notwithstanding anything to the contrary contained in The Finish Line, Inc. Change in Control Severance Plan for Senior Management (the “Change in Control Plan”), Executive shall not be a participant in, and shall not be entitled to any benefits or payments pursuant to, the Change in Control Plan. There are no restrictions, agreements, promises, warranties, covenants or undertakings between the parties with respect to the subject matter herein other than those expressly set forth herein. This Agreement may not be altered, modified, or amended except by written instrument signed by the parties hereto.

(c)
No Waiver. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver of such party’s rights or deprive such party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

(d)
Severability. In the event that any one or more of the provisions of this Agreement shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions of this Agreement shall not be affected thereby.

(e)
Assignment. This Agreement, and all of Executive’s rights and duties hereunder, shall not be assignable or delegable by Executive. Any purported assignment or delegation by Executive in violation of the foregoing shall be null and void ab initio and of no force or effect. This Agreement may be assigned by the Company to a person that is an affiliate or a successor in interest to any portion of the business operations of the Company. Upon such assignment, the rights and obligations of the Company hereunder shall become the rights and obligations of such affiliate or successor Person.

(f)
Set Off; No Mitigation. The Company’s obligation to pay Executive the amounts provided and to make the arrangements provided hereunder shall be subject to set-off, counterclaim or recoupment of amounts owed by Executive to the Company or its affiliates; provided, however, that in no event shall Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to Executive under Section 8 of this Agreement.

(g)
Successors; Binding Agreement. This Agreement shall inure to the benefit of and be binding upon personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

(h)
Notice. For the purpose of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered by hand or overnight courier or three days after it has been mailed by United States registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth below in this Agreement, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

If to the Company:

The Finish Line, Inc.
3308 N. Mitthoefer Road
Indianapolis, Indiana 46235
Attention: Chairperson of the Compensation Committee

If to Executive:

To the most recent address of Executive set forth in the personnel records of the Company.

(i)
Prior Agreements. This Agreement supersedes all prior agreements and understandings (including verbal agreements) between Executive and the Company and/or its affiliates regarding the terms and conditions of Executive’s employment with the Company and/or its affiliates including, without limitation, the Employment Agreement.

(j)
Cooperation. Executive shall provide Executive’s reasonable cooperation in connection with any action or proceeding (or any appeal from any action or proceeding), which relates to events occurring during Executive’s employment hereunder. This provision shall survive any termination of this Agreement.

(k)
Withholding Taxes. The Company may withhold from any amounts payable under this Agreement such Federal, state and local taxes as may be required to be withheld pursuant to any applicable law or regulation.

(l)	Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

(m)
Effective Date. This Agreement may only be accepted during the twenty-one (21) day period after Executive receives this Agreement. In the event Executive executes this Agreement within the twenty-one (21) days following his receipt of this Agreement, Executive shall have an additional period of seven (7) days to revoke this Agreement. Any revocation shall be in writing and delivered via facsimile (facsimile number (317)613-6717 to the attention of General Counsel. This Agreement shall not become effective, therefore, and none of the payments set forth in this Agreement shall become due until Executive has executed the Agreement and the seven‑day revocation period has expired without revocation being exercised.

(n)
Use of “Retire” or “Retirement.” The use of the words “retire” or “Retirement” in this Agreement is for convenience sake only. Executive acknowledges that he is not yet eligible for Normal Retirement nor shall this Agreement be construed as Alternative Retirement under any Company policy, procedure, or practice.

IN WITNESS WHEREOF, the parties hereto have duly executed this Retirement Agreement as of the day and year first above written.
BY SIGNING THIS RETIREMENT AGREEMENT (WHICH INCLUDES A RELEASE), I STATE THAT: I HAVE READ IT; I UNDERSTAND IT AND KNOW THAT I AM GIVING UP IMPORTANT RIGHTS; I AGREE TO ALL THE TERMS CONTAINED WITHIN THIS AGREEMENT; I AM AWARE OF MY RIGHT TO CONSULT WITH AN ATTORNEY BEFORE SIGNING IT AND HAVE HAD THE OPPORTUNITY TO DO SO; I HAVE SIGNED IT KNOWINGLY AND VOLUNTARILY.

AGREED TO BY:

/s/ Glenn S. Lyon Glenn S. Lyon	The Finish Line, Inc. By: /s/ Catherine A. Langham Printed: Catherine A. Langham Its: Chair, Compensation Committee

REAFFIRMATION AGREEMENT, GENERAL RELEASE
AND COVENANT NOT TO SUE
Glenn S. Lyon (“Executive”), hereby reaffirms the terms of the Retirement Agreement entered into between The Finish Line, Inc. (the “Company”) and Executive dated January ____, 2016 (the “Retirement Agreement”) and an Amended and Restated Employment Agreement between the Company and the Executive (the “Employment Agreement”) dated December 31, 2008, as amended (collectively, the “Prior Agreement”) which is incorporated by reference into this subsequent Reaffirmation Agreement, General Release and Covenant Not To Sue (this “Reaffirmation Agreement”). It is the intent of the parties that this Reaffirmation Agreement shall cover the entire period of Executive’s relationship with Company.

1.
Incorporation of Terms of Prior Agreement. Previously, the parties have entered into the Prior Agreement. The parties specifically incorporate by reference Sections 9, 10 and 11 of the Retirement Agreement.

2.	Definition. Throughout this Reaffirmation Agreement, the term “the Company,” when capitalized and used alone, shall have the meaning set forth in Section 10(a)(i) of the Retirement Agreement.

3.	Employment. Executive’s last day of employment with Company is ____________________, 201__ (the “Retirement Date”).

4.	Severance and Other Consideration.

(a)
In consideration for the promises contained in this Reaffirmation Agreement, the Company, in consideration for the promises contained herein, agrees to provide the severance set forth in Section 8(c)(ii)(B) of the Prior Agreement.

(b)
It is the intent of the parties that this Reaffirmation Agreement shall cover the entire period of Executive’s employment with the Company. Therefore, Executive may only execute this Reaffirmation Agreement on the Retirement Date, and the Company’s obligation to provide the payment and benefits as referenced in this Section 4 will not be due and owing to Executive until after the Effective Date of this Reaffirmation Agreement, which affirms the parties’ intent that the release and waiver cover the entire employment period.

(c)
In paying the amount specified in this Paragraph 4, the Company makes no representation as to the tax consequences or liability arising from said payment including, without limitation, under Section 409A of the Internal Revenue Code of 1986, as amended. Moreover, the parties understand and agree that any tax consequences and/or liability arising from the payment to Executive shall be the sole responsibility of Executive. To this extent, Executive acknowledges and agrees that Executive will pay any and all income tax which may be determined to be due in connection with the payment described in this Paragraph 4. To the extent there is a Section 409A issue that can be resolved through participation in a voluntary corrections program maintained by the Internal Revenue Service, the Company will reasonably cooperate with Executive to comply with the requirements of such program, provided Executive gives timely notice to the Company if Executive receives any communications from the Internal Revenue Service or otherwise indicating that a Section 409A issue has arisen and Executive pays all fees, expenses and penalties associated therewith.

(d)
The payments and obligations assumed by the Company in this Paragraph 4 reflect consideration provided to Executive over and above anything of value to which Executive already is entitled, and will be subject to all applicable taxes, withholdings, and deductions. The Company may deduct from any payment to Executive any applicable withholding. Executive acknowledges and agrees that no other sums or amounts are or will be due or owing to him and expressly waives any rights or claims to additional sums, amounts, privileges, or benefits not expressly provided for in this Paragraph 4, whether written, oral, express or implied.

(e)
Executive acknowledges and agrees that the consideration and sums included in this Section 4 are the maximum sums ever to be due Executive from the Company, and Executive hereby relinquishes and waives any rights to other forms of payment or benefits under any other agreement between Executive and the Company, whether written, oral, express or implied.

5.	General Release and Waiver.

(a)
In consideration for the this Reaffirmation Agreement, Executive (for Executive and Executive’s agents, assigns, heirs, executors, and administrators) hereby releases and discharges the Company from any claim, demand, action, or cause of action, known or unknown, which arose at any time from the beginning of time to the date Executive executes this Agreement, and waives all claims relating to, arising out of, or in any way connected with Executive’s employment with the Company including, without limitation, any claim, demand, action, cause of action, including money damages and claims for attorneys’ fees, based on but not limited to: (a) the Age Discrimination in Employment

Act of 1967, as amended (“ADEA”), 29 U.S.C. § 621, et seq; (b) the Americans with Disabilities Act of 1990, 42 U.S.C. § 12101, et seq.; (c) the Rehabilitation Act of 1973, as amended, 29 U.S.C. § 701, et seq.; (d) the Family and Medical Leave Act of 1993, 29 U.S.C. § 2601, et seq.; (e) the Civil Rights Act of 1866 and 1964, as amended, 42 U.S.C. § 1981; (f) Executive Retirement Security Act, 29 U.S.C. § 1001, et seq.; (g) Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. § 2000(e), et seq.; (h) the Fair Credit Reporting Act, 15 U.S.C. § 1681, et seq.; (i) the Worker Adjustment and Retraining Notification Act, 29 U.S.C. § 2101, et seq.; (j) the Indiana Civil Rights Law, Ind. Code § 22-9-1-1, et seq.; (k) the Indiana Wage Payment Statute, Ind. Code § 22-2-4-1, et seq.; and any Indiana wage law; (l) any existing or potential entitlement under any the Company program or plan, including wages or other paid leave; (m) any existing or potential agreement, contract, representation, policy, procedure, or statement (whether any of the foregoing are express or implied, oral or written); (n) claims arising under any other federal, state and local fair employment practices law, disability benefits law, and any other employee or labor relations statute, executive order, law or ordinance, and any duty or other employment-related obligation, claims arising from any other type of statute, executive order, law or ordinance, claims arising from contract or public policy, as well as tort, tortious cause of conduct, breach of contract, intentional infliction of emotional distress, negligence, discrimination, harassment, and retaliation, together with all claims for monetary and equitable relief, punitive and compensatory relief and attorneys’ fees and costs; (o) the Indiana Constitution; and/or (p) the United States Constitution.

(b)
Executive understands and agrees that Executive is releasing the Company from any and all claims by which Executive is giving up the opportunity to recover any compensation, damages, or any other form of relief in any proceeding brought by Executive or on Executive’s behalf. Notwithstanding the foregoing, this Reaffirmation Agreement is not intended to operate as a waiver of any retirement or pension benefits that are vested, the eligibility and entitlement to which shall be governed by the terms of the applicable plan. Nor shall this Reaffirmation Agreement operate to waive or bar any claim or right which -- by express or unequivocal terms of law -- may not under any circumstances be waived or barred. Moreover, this Reaffirmation Agreement shall not operate to waive rights, causes of action or claims under the ADEA if those rights, causes of action or claims arise after the date Executive signs this Reaffirmation Agreement. Nor shall this Reaffirmation Agreement preclude Executive from challenging the validity of this Reaffirmation Agreement under the ADEA.

(c)
This Reaffirmation Agreement is entered into to provide Executive with a severance package and to terminate the parties’ relationship on an amicable basis and shall not be construed as an admission of liability by either party.  Accordingly, Executive states under penalties of perjury that - at the time Executive executes this Reaffirmation Agreement - Executive is not aware of any facts or incidents of wrongdoing, liability, or discrimination by the Company from the beginning of time up to the date Executive signs this Reaffirmation Agreement.  The parties further understand that the retirement package creates no precedent for the Company in dealing with any future separations.

(d)
Except for those claims, causes of action or rights explicitly excluded from release in Section 5(b) above, Executive agrees that Executive will never file or accept anything of value from a lawsuit concerning any claim, issue, or matter relating to or arising out of employment with the Company, the cessation of employment, or the compensation or benefits payable in connection with employment or termination of employment. Should Executive violate any aspect of this Section 5(a), Executive agrees: (i) that the lawsuit is null and void, and must be summarily withdrawn and/or dismissed; (ii) to pay all costs, expenses, and damages incurred by the Company in responding to or as a result of any lawsuit brought by Executive that breaches this Reaffirmation Agreement, including, without limitation, reasonable attorneys’ fees; (iii) to pay all costs and expenses incurred by the Company in seeking enforcement of this Reaffirmation Agreement, including reasonable attorneys’ fees; and (iv) to return the amount paid pursuant to Section 4 - save $500 - within fourteen (14) days of written demand by the Company. In the event this reimbursement provision is triggered, Executive agrees that the remaining provisions of this Reaffirmation Agreement shall remain in full force and effect.

(e)	Knowledge and Understanding. Executive acknowledges that, in accordance with the ADEA, Executive:

i.	has been, and is hereby, advised to consult with an attorney prior to executing this Agreement and has had the opportunity to do so;

ii.
has been given a period of twenty-one (21) days within which to consider this Reaffirmation Agreement, which allows Executive to make a knowing, voluntary, and fully informed choice about whether to sign this Reaffirmation Agreement;

iii.	has availed Executive of all opportunities Executive deems necessary to make a voluntary, knowing, and fully informed decision; and

iv.	is fully aware of Executive’s rights, and has carefully read and fully understands all provisions of this Reaffirmation Agreement before signing.

6.
Effective Date. This Reaffirmation Agreement will be executed by Executive no earlier than the Retirement Date and no later than twenty-one (21) days after the Retirement Date. Executive agrees that he was provided this Reaffirmation Agreement on the Retirement Date. If Executive consents to and signs this Reaffirmation Agreement, Executive shall have an additional seven (7) days after signing the Reaffirmation Agreement to revoke it, with any revocation needing to be mailed and faxed to the attention of General Counsel at Finish Line, Inc., 3308 N. Mitthoefer Road, Indianapolis, Indiana 46235; fax: (317)613-6717. This Reaffirmation Agreement shall not become effective, therefore, and none of the benefits set forth in this Reaffirmation Agreement shall become effective until the 8th day after Executive executes this Reaffirmation Agreement without revocation being exercised, and the Company signs the Agreement (the “Effective Date”).

7.	Application. This Reaffirmation Agreement shall apply to Executive, as well as to Executive’s heirs, executors, administrators, assigns, and successors.

8.
Complete Agreement. This Reaffirmation Agreement sets forth the complete agreement between the parties relating to any and all payments or obligations owed or potentially owed to Executive by Company and to the other subjects identified herein. Executive acknowledges and agrees that, in executing this Reaffirmation Agreement, he does not rely and has not relied upon any representations or statements not set forth herein made by Company with regard to the subject matter, basis, or effect of this Reaffirmation Agreement, the benefits to which Executive is or may be entitled, or any other matter. Notwithstanding the foregoing, nothing in this Reaffirmation Agreement is intended to or shall limit, supersede, nullify, or affect any other duty or responsibility Executive may have or owe to Company by virtue of any separate agreement or obligation, including without limitation, the Prior Agreement.

BY SIGNING THIS REAFFIRMATION AGREEMENT, EMPLOYEE STATES THAT: I HAVE READ IT; I WAS GIVEN A PERIOD OF AT LEAST TWENTY-ONE (21) DAYS WITHIN WHICH TO CONSIDER THIS AGREEMENT; I UNDERSTAND IT AND KNOW THAT I AM GIVING UP IMPORTANT RIGHTS; I AGREE TO ALL THE TERMS CONTAINED WITHIN THE AGREEMENT; I AM AWARE OF MY RIGHT TO CONSULT AN ATTORNEY BEFORE SIGNING IT; I HAVE SIGNED IT KNOWINGLY AND VOLUNTARILY.

AGREED TO BY:

_________________ Glenn S. Lyon	The Finish Line, Inc. By: _____________________ Printed: Catherine A. Langham Its: Chair, Compensation Committee